UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2016 (November 11, 2016)

Vanguard Natural Resources, LLC
(Exact name of registrant specified in its charter)

Delaware	001-33756	61-1521161
(State or Other Jurisdiction	(Commission	(IRS Employer
Of Incorporation)	File Number)	Identification No.)

5847 San Felipe, Suite 3000
Houston, TX 77057
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing. .

On November 11, 2016, Vanguard Natural Resources, LLC (the “Company”) received a letter from the Listing Qualifications Department (“Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that the Company’s common units representing limited liability company interests (“units”) closed below the $1.00 per unit minimum bid price required by NASDAQ Listing Rule 5450(a)(1) for 30 consecutive business days. The notice has no immediate effect on the listing or trading of the Company’s units, which will continue to trade on The Nasdaq Global Select Market under the symbol “VNR.”

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days, or until May 10, 2017, to achieve compliance with the minimum bid price requirement. The Company may regain compliance with the minimum bid price requirement if at any time before May 10, 2017, the bid price for the Company’s units closes at $1.00 per unit or above for a minimum of 10 consecutive business days.

The Company intends to actively monitor the bid price of its units and will consider available options to regain compliance with the listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

Dated: November 14, 2016	By:	/s/ Richard A. Robert
		Name:	Richard A. Robert
		Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)